Exhibit 99.1

Paramount Announces Third Quarter 2017 Results

– Leases over 945,000 square feet through September –

NEW YORK—November 6, 2017 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 today and reported results for the quarter ended September 30, 2017.

Third Quarter Highlights:

•	Reported net loss attributable to common stockholders of $10.2 million, or $0.04 per diluted share, for the quarter ended September 30, 2017, compared to $0.1 million, or $0.00 per diluted share, for the quarter ended September 30, 2016. The Company’s updated estimate for full-year 2017 net income attributable to common stockholders is between $0.39 and $0.41 per diluted share, compared to its prior estimate of $0.41 and $0.45 per diluted share.

•	Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $52.4 million, or $0.22 per diluted share, for the quarter ended September 30, 2017, compared to $45.2 million, or $0.21 per diluted share, for the quarter ended September 30, 2016. The Company’s updated full-year 2017 Core FFO Guidance is $0.89 per diluted share at the midpoint of the Company’s guidance, up $0.01 per diluted share from the midpoint of the Company’s prior guidance.

•	Leased 369,136 square feet, of which the Company’s share was 356,413 square feet that was leased at a weighted average initial rent of $80.98 per square foot. Of the square footage leased, 163,298 square feet represented second generation space, for which the Company achieved positive mark-to-markets of 9.8% on a cash basis and 9.5% on a GAAP basis.

•	Increased ownership in 50 Beale Street, a 661,000 square foot Class A office building in San Francisco, California, to 31.1% from 3.1%. The transaction valued the property at $517.5 million and included the assumption of $228.0 million of existing debt that bears interest at a fixed rate of 3.65% and is scheduled to mature in October 2021.

•	Declared a third quarter cash dividend of $0.095 per common share on September 15, 2017, which was paid on October 13, 2017.

Financial Results

Quarter Ended September 30, 2017

Net loss attributable to common stockholders was $10.2 million, or $0.04 per diluted share, for the quarter ended September 30, 2017, compared to $0.1 million, or $0.00 per diluted share, for the quarter ended September 30, 2016.

Funds from Operations (“FFO”) attributable to common stockholders was $43.5 million, or $0.18 per diluted share, for the quarter ended September 30, 2017, compared to $50.6 million, or $0.23 per diluted share, for the quarter ended September 30, 2016. FFO attributable to common stockholders for the quarters ended September 30, 2017 and 2016 includes the impact of non-core items, which are listed in the table on page 9. The aggregate of these items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarter ended September 30, 2017 by $8.9 million, or $0.04 per diluted share, and increased FFO attributable to common stockholders for the quarter ended September 30, 2016 by $5.4 million, or $0.02 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $52.4 million, or $0.22 per diluted share, for the quarter ended September 30, 2017, compared to $45.2 million, or $0.21 per diluted share, for the quarter ended September 30, 2016.

Nine Months Ended September 30, 2017

Net income attributable to common stockholders was $93.2 million, or $0.40 per diluted share, for the nine months ended September 30, 2017, compared to a net loss of $3.4 million, or $0.02 per diluted share, for the nine months ended September 30, 2016.

FFO attributable to common stockholders was $157.4 million, or $0.67 per diluted share, for the nine months ended September 30, 2017, compared to $154.1 million, or $0.71 per diluted share, for the nine months ended September 30, 2016. FFO attributable to common stockholders for the nine months ended September 30, 2017 and 2016 includes the impact of non-core items, which are listed in the table on page 9. The aggregate of these items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the nine months ended September 30, 2017 by $1.0 million, or $0.00 per diluted share, and increased FFO attributable to common stockholders for the nine months ended September 30, 2016 by $9.6 million, or $0.04 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $158.4 million, or $0.67 per diluted share, for the nine months ended September 30, 2017, compared to $144.5 million, or $0.67 per diluted share, for the nine months ended September 30, 2016.

Portfolio Operations

Quarter Ended September 30, 2017

During the quarter ended September 30, 2017, the Company leased 369,136 square feet, of which the Company’s share was 356,413 square feet that was leased at a weighted average initial rent of $80.98 per square foot. This leasing activity, partially offset by lease expirations in the quarter and including the impact of the acquisition of 50 Beale Street in July 2017 (a 78.2% leased asset), increased leased occupancy by 140 basis points to 92.3% at September 30, 2017 from 90.9% at June 30, 2017. Same store leased occupancy (properties owned by the Company in both reporting periods) increased by 170 basis points to 92.6% at September 30, 2017 from 90.9% at June 30, 2017. Of the 369,136 square feet leased in the third quarter, 163,298 square feet represented second generation space (space that had been vacant for less than twelve months) for which the Company achieved positive mark-to-markets of 9.8% on a cash basis and 9.5% on a GAAP basis. The weighted average lease term for leases signed during the third quarter was 10.8 years and weighted average tenant improvements and leasing commissions on these leases were $9.77 per square foot per annum, or 12.1% of initial rent.

Nine Months Ended September 30, 2017

During the nine months ended September 30, 2017, the Company leased 946,880 square feet, of which the Company’s share was 859,432 square feet that was leased at a weighted average initial rent of $78.50 per square foot. Notwithstanding this leasing activity, leased occupancy decreased by 40 basis points during the nine months to 92.3% at September 30, 2017 from 92.7% at December 31, 2016. This decrease was primarily attributable to the acquisition of 50 Beale Street in July 2017 (a 78.2% leased asset) and the disposition of Waterview in May 2017 (a 98.7% leased asset). Same store leased occupancy (properties owned by the Company in both reporting periods) increased by 20 basis points to 92.5% at September 30, 2017 from 92.3% at December 31, 2016. Of the 946,880 square feet leased in the nine months, 594,418 square feet represented second generation space (space that had been vacant for less than twelve months) for which the Company achieved positive mark-to-markets of 16.1% on a cash basis and 11.3% on a GAAP basis. The weighted average lease term for leases signed during the nine months was 9.4 years and weighted average tenant improvements and leasing commissions on these leases were $9.23 per square foot per annum, or 11.8% of initial rent.

Guidance

The Company is updating its Estimated Core FFO Guidance for the full year of 2017, which is reconciled below to estimated net income attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net income attributable to common stockholders will be between $0.39 and $0.41 per diluted share, down from its prior estimate of $0.41 to $0.45 per diluted share. The estimated net income attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the nine months ended September 30, 2017 and its outlook for the remainder of 2017, the Company is narrowing its Estimated Core FFO Guidance for 2017 to be between $0.88 and $0.90 per diluted share, from its prior range of $0.86 to $0.90 per diluted share. This represents an increase of $0.01 per diluted share at the midpoint of the Company’s guidance based on better portfolio performance.

For the Year Ending December 31, 2017:	Low	High
Estimated net income attributable to common stockholders per diluted share	$0.39	$0.41
Pro rata share of real estate depreciation and amortization, including the Company’s share of unconsolidated joint ventures	0.91	0.91
Net gain on sale of real estate	(0.42)	(0.42)

Estimated FFO per diluted share	0.88	0.90
Adjustments for non-core items (1)	0.00	0.00

Estimated Core FFO per diluted share	$0.88	$0.90

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to below. Except for the acquisitions of 60 Wall Street and 50 Beale Street and the disposition of Waterview, these estimates do not include the impact on operating results from possible future property acquisitions or dispositions, capital markets activity or unrealized gains or losses on real estate fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the straight-lining of rental income and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

(1)	Represents non-core items for the nine months ended September 30, 2017, which are summarized in this press release and the Company’s Supplemental Information for the quarter ended September 30, 2017, which is available on the Company’s website. The Company is not making projections for non-core items that may impact its financial results for the remainder of 2017, which may include realized and unrealized gains or losses from unconsolidated real estate funds, transaction related costs and other items that are not included in Core FFO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes, including changes to tax laws and regulations, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, impairment losses on depreciable real estate and depreciation and amortization expense from real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and loss on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended September 30, 2017, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Tuesday, November 7, 2017 at 10:00 a.m. Eastern Time (ET), during which management will discuss the third quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on November 7, 2017 through November 14, 2017 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13671753.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.paramount-group.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City, Washington, D.C. and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Executive Vice President, Chief Financial Officer 212-237-3122 ir@paramount-group.com	Christopher Brandt Vice President, Investor Relations 212-237-3134 ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30, 2017	December 31, 2016
ASSETS:
Real estate, at cost
Land	$2,209,506	$2,091,535
Buildings and improvements	6,097,220	5,757,558

	8,306,726	7,849,093
Accumulated depreciation and amortization	(443,555)	(318,161)

Real estate, net	7,863,171	7,530,932
Cash and cash equivalents	185,028	162,965
Restricted cash	32,320	29,374
Investments in unconsolidated joint ventures	46,014	6,411
Investments in unconsolidated real estate funds	8,146	28,173
Preferred equity investments, net	35,763	55,051
Marketable securities	27,867	22,393
Accounts and other receivables, net	13,822	15,251
Deferred rent receivable	209,226	163,695
Deferred charges, net	88,846	71,184
Intangible assets, net	373,053	412,225
Assets held for sale	—	346,685
Other assets	40,752	22,829

Total assets	$8,924,008	$8,867,168

LIABILITIES:
Notes and mortgages payable, net	$3,539,071	$3,364,898
Revolving credit facility	—	230,000
Due to affiliates	27,299	27,299
Accounts payable and accrued expenses	97,679	103,896
Dividends and distributions payable	25,211	25,151
Intangible liabilities, net	138,563	153,018
Other liabilities	54,029	76,959

Total liabilities	3,881,852	3,981,221

EQUITY:
Paramount Group, Inc. equity	4,185,620	3,990,005
Noncontrolling interests in:
Consolidated joint ventures	408,035	253,788
Consolidated real estate fund	14,947	64,793
Operating Partnership	433,554	577,361

Total equity	5,042,156	4,885,947

Total liabilities and equity	$8,924,008	$8,867,168

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
REVENUES:
Property rentals	$141,801	$122,606	$412,268	$371,016
Straight-line rent adjustments	11,408	23,301	43,529	67,843
Amortization of above and below-market leases, net	3,175	3,112	14,164	6,593

Rental income	156,384	149,019	469,961	445,452
Tenant reimbursement income	14,053	11,978	38,761	33,101
Fee and other income	9,333	10,321	29,988	37,986

Total revenues	179,770	171,318	538,710	516,539
EXPENSES:
Operating	68,264	64,025	197,696	186,964
Depreciation and amortization	66,515	66,376	198,143	208,475
General and administrative	14,470	13,235	44,624	39,335
Transaction related costs	274	282	1,051	1,725

Total expenses	149,523	143,918	441,514	436,499

Operating income	30,247	27,400	97,196	80,040
Income from unconsolidated joint ventures	671	1,792	19,143	5,291
Loss from unconsolidated real estate funds	(3,930)	(1,254)	(6,053)	(2,540)
Interest and other (loss) income, net	(17,668)	2,299	(11,982)	5,029
Interest and debt expense	(35,733)	(38,278)	(107,568)	(113,406)
Loss on early extinguishment of debt	—	—	(7,877)	—
Gain on sale of real estate	—	—	133,989	—
Unrealized gain on interest rate swaps	—	12,728	1,802	29,661

Net (loss) income before income taxes	(26,413)	4,687	118,650	4,075
Income tax benefit (expense)	1,010	(218)	(4,242)	817

Net (loss) income	(25,403)	4,469	114,408	4,892
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	14,217	(4,703)	11,029	(10,062)
Consolidated real estate fund	(114)	67	(20,195)	819
Operating Partnership	1,086	28	(12,068)	906

Net (loss) income attributable to common stockholders	$(10,214)	$(139)	$93,174	$(3,445)

Per share:
Basic	$(0.04)	$(0.00)	$0.40	$(0.02)

Diluted	$(0.04)	$(0.00)	$0.40	$(0.02)

Weighted average common shares outstanding:
Basic	239,445,810	219,394,245	235,151,398	216,317,746

Diluted	239,445,810	219,394,245	235,177,683	216,317,746

Paramount Group, Inc.

Reconciliation of Net Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Reconciliation of Net (Loss) Income to FFO and Core FFO:
Net (loss) income	$(25,403)	$4,469	$114,408	$4,892
Real estate depreciation and amortization (including our share of unconsolidated joint ventures)	68,523	68,008	204,023	213,202
Gain on sale of Waterview	—	—	(110,583)	—

FFO	43,120	72,477	207,848	218,094
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	5,152	(11,319)	(9,783)	(30,026)
Consolidated real estate fund	(114)	(157)	(20,530)	147

FFO attributable to Paramount Group Operating Partnership	48,158	61,001	177,535	188,215
Less FFO attributable to noncontrolling interests in Operating Partnership	(4,628)	(10,386)	(20,098)	(34,109)

FFO attributable to common stockholders	$43,530	$50,615	$157,437	$154,106

Per diluted share	$0.18	$0.23	$0.67	$0.71

FFO	$43,120	$72,477	$207,848	$218,094
Non-core items:
Valuation allowance on preferred equity investment	19,588	—	19,588	—
Realized and unrealized loss on unconsolidated real estate funds	4,034	1,379	6,281	2,518
Our share of earnings from 712 Fifth Avenue in excess of distributions received and (distributions in excess of basis)	691	—	(14,381)	—
Transaction related costs	274	282	1,051	1,725
After-tax net gain on sale of residential condominium land parcel	—	—	(21,568)	—
Loss on early extinguishment of debt	—	—	7,877	—
Unrealized gain on interest rate swaps (including our share of unconsolidated joint ventures)	—	(13,589)	(2,750)	(30,939)
Severance costs	—	—	—	2,874

Core FFO	67,707	60,549	203,946	194,272
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(9,656)	(5,874)	(25,057)	(17,776)
Consolidated real estate fund	(114)	(157)	(242)	147

Core FFO attributable to Paramount Group Operating Partnership	57,937	54,518	178,647	176,643
Less Core FFO attributable to noncontrolling interests in Operating Partnership	(5,568)	(9,282)	(20,208)	(32,094)

Core FFO attributable to common stockholders	$52,369	$45,236	$158,439	$144,549

Per diluted share	$0.22	$0.21	$0.67	$0.67

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	239,445,810	219,394,245	235,151,398	216,317,746
Effect of dilutive securities	24,653	24,385	26,285	—

Denominator for FFO and Core FFO per diluted share	239,470,463	219,418,630	235,177,683	216,317,746